Fourth Quarter 2019 Earnings February 10, 2020 Earnings Call Presentation – 4Q 2019

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 4Q 2019 2

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital management Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE2 over time ¹ Book value per share Earnings Call Presentation – 4Q 2019 2 Return on equity 3

Fourth Quarter 2019 Highlights Specialty P&C growth and stable Life earnings continue to drive strong results Continued double-digit return on equity and book value per share (BVPS) accretion • Net Income of $125 million and adjusted consolidated net operating income of $98 million • 27% increase in BVPS and 17% increase in BVPS ex. net unrealized gains on fixed maturities1 YTD Shareholder • 43% growth in TBVPS and 29% increase in TBVPS ex. net unrealized gains on fixed maturities1 YTD Value Creation • 14.8% ROAE2 and 24.7% ROAE2, ex. net unrealized gains on fixed maturities and goodwill1 • Earnings per share increased from $0.10 to $1.85, on a diluted basis • Adjusted consolidated net operating EPS1 increased 59% from $0.91 to $1.45 Strong Specialty P&C performance with continued stable L&H results • Specialty P&C Insurance underlying combined ratio1 remained strong at 93.8%, as reported or 4th Quarter 93.1%, as adjusted 1, earned premiums increased by $82 million, or 11%, benefitting from Operating accelerating diversified geographic growth • Life & Health results continue to provide stable cash flow and diversification benefits Performance • Refinement of CEI estimate had a $5 million after-tax favorable impact on L&H results • Exceeded all targeted financial synergies forecast with the acquisition of Infinity Strong capital position; significant financial flexibility • Debt-to-capital ratio of 16.4%; $867 million of available committed contingent liquidity Financial • In January, Fitch upgraded key financial strength ratings to ‘A’ and holding company senior debt Strength ratings to ‘BBB’; AM Best revised the outlook to positive from stable • The Board of Directors increased the quarterly dividend to $0.30 per share, an increase of 7% over the previous quarterly dividend and 20% increase over the February 2019 dividend ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 18-26 2 Return on average shareholders’ equity (5-point average) Earnings Call Presentation – 4Q 2019 4

Fourth Quarter Highlights Strategy continuing to yield strong results As Adjusted As Reported for Acquisition (1) Quarter Ended Quarter Ended Change Change Dec 31, from 4Q’18 Dec 31, from 4Q’18 (Dollars in millions, except per share amounts) 2019 (%) 2019 (%) Net Income $125 1,818% $129 378% Adjusted Consolidated Net Operating Income (1) $98 63% $102 27% Per Share Net Income - Diluted $1.85 1,750% $1.92 368% Adj. Consolidated Net Operating Income - Diluted (1) $1.45 59% $1.52 24% 27% increase in adjusted consolidated net operating income (adjusted for acquisition) 1 Non-GAAP financial measure; see reconciliation in appendix on page 24 Earnings Call Presentation – 4Q 2019 5

Operating Performance

Continued to produce strong operating income

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported: Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Variance QoQ
Income from Continuing Operations	**$ 1.85**	**$ 1.91**	**$ 1.84**	**$ 2.35**	**$ 0.08**	**1.77**
(Income) Loss from Change in FV of Equity & Convertible Securities	(0.46)	(0.11)	(0.30)	(0.77)	0.92	(1.38)
Investment Related (Gains)/Losses	(0.03)	(0.02)	(0.25)	(0.19)	(0.20)	0.17
Net Impairment Losses	0.02	0.02	0.08	0.04	0.02	-
Acquisition Related Transaction, Integration & Other Costs	0.07	0.06	0.01	0.07	0.09	(0.02)
Loss from Early Extinguishment of Debt	-	0.07	-	-	-	-
Adj. Consolidated Net Operating Income[1]	**1.45**	**1.93**	**1.38**	**1.50**	**0.91**	**0.54**
Sources of Volatility:						
Income (Loss) After-Tax From:						
Catastrophes	(0.19)	(0.17)	(0.34)	(0.21)	(0.30)	0.11
Prior-year Reserve Development	0.18	0.24	0.16	0.22	0.05	0.13
Alternative Investment Income	0.07	0.08	0.09	(0.01)	0.08	(0.01)
Partial Satisfaction of Judgment	-	-	0.24	-	-	-
Sale of Classic Collectors Auto Business	-	0.04	-	-	-	-
Refinement of CEI Estimate	0.07	0.18	-	-	-	0.07
Impact of Purchase Accounting	(0.07)	(0.09)	(0.06)	0.03	(0.31)	0.24
Total from Sources of Volatility	$ 0.06	$ 0.28	$ 0.09	$ 0.03	$ (0.48)	$ 0.54

59% increase in adjusted consolidated net operating income per diluted share[1]

[1] *Non-GAAP financial measure; see reconciliation in appendix pages 18-26*

KEMPER

Earnings Call Presentation – 4Q 2019 | 6

High Quality & Diversified Portfolio with Consistent Returns Stable Net Investment Income Overview • Core portfolio investment income largely in $93 $84 $98 $95 $98 line with the previous year, which did not (MM) $2 $1 $1 $4 $4 include the impact of investment in $7 ($1) $8 $7 $6 Corporate owned life insurance (COLI) • COLI income, recognized in the other $85 $84 $88 $85 $88 income line, increased to $3.6 million from $1.3 million in 4Q’18, reflecting increased investment allocation during the year 4Q18 1Q19 2Q19 3Q19 4Q19 Core Portfolio Alternative Inv. Portfolio Coli Investment Diversified & Highly-Rated Portfolio Pre-Tax Equiv. Annualized Book Yield 4.6% Portfolio Composition Fixed Maturity Ratings 4.6% 4.2% 4.7% 4.4% Other ≤ CCC 0.0% 0.0% 0.1% 0.1% Short-term B / BB 0.0% 1 Alternatives¹ 5% Corporates 5% 4.7% Equity¹ 6% 4.6% 4.2% 4.4% 4.5% 5% 2% 5% 30% U.S. 9% 53% BBB 63% 4Q18 1Q19 2Q19 3Q19 4Q19 Gov’t Core Portfolio COLI 17% A or Higher States/ • Portfolio creates consistent yields Munis $9.0 Billion $6.9 Billion ¹ Equity securities excludes $269 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments and excludes $253 million Bond ETF that has been reclassified into Corporates Earnings Call Presentation – 4Q 2019 7

Capital Generation Metrics

Capital generation continues to grow as we deliver on strategic objectives

Total Adjusted Return of BVPS Ex. Unrealized Gains on Fixed Maturities and Goodwill



Growth 36%
Infinity acquisition closed 7/1/2018
Book value cross-over from Infinity acquisition
$29.66
$31.21
$32.24
$32.99
$31.45
$31.10
$33.42
$36.46
$38.43
$40.27
2016
2017
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
Book Value Per Share ex. Goodwill and Unrealized[1]
Cumulative Dividends Per Share Paid

- TBVPS ex. unrealized exceeded pre-acquisition level four quarters ahead of plan
- CAGR of 10.6% since 2016

Return on Shareholders' Equity



1.1%
0.9%
8.0%
6.6%
11.6%
9.6%
11.5%
9.5%
13.7%
10.6%
11.4%
8.3%
16.6%
11.4%
19.9%
13.3%
20.3%
13.1%
24.7%
16.3%
2016
2017
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
ROATCE[2]
ROE ex. Unrealized Gains on Fixed Maturities[3]

- Return levels are in line/above "over time return" guidance levels
- ROATCE measure appropriately captures how investors are compensated for intangibles

KEMPER

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 18-26
[2] Return on average tangible common equity (rolling 5 point avg.); please see reconciliation in appendix on pages 18-26
[3] Return on average shareholders equity excluding unrealized gains on fixed maturities (rolling 5 point avg.); please see reconciliation in appendix on pages 18-26

Earnings Call Presentation – 4Q 2019 | 8

Strong Capital Position with Ample Liquidity Strong balance sheet with returns and capital generation in excess of long-term targets Strong Parent Company Liquidity Risk-Based Capital Ratios Life & Health P&C¹ $867 (%) (MM) $741 $684 $582 $641 $400 $385 $660 $385 $540 430 375 415 410 380 $341 $299 330 335 290 285 320 $197 $101 $207 2015 2016 2017 2018 2019 Borrowings available under credit agreement & from subs 2015 2016 2017 2018 2019 HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 27.4% 27.6% 21.9% 23.0% (MM) 16.4% Debt $539 $538 $215 $241 $241 $134 2015 2016 2017 2018 2019 2014 2015 2016 2017 2018 2019 Total Capitalization $2.7B $2.7B $2.7B $4.0B $4.8B Balance sheet well positioned to meet operating capital and liquidity needs Earnings Call Presentation – 4Q 2019 9

Infinity Acquisition a Proven Success

Financial targets achieved with continued upside expected

Premium Outperformance[1,2]

~$250mm of written premium above combined company expectations through 2019



>$230
~$250
Earned Premium
Written Premium

Yield Enhancement[2]

Net inv. income benefit from repositioning Infinity's portfolio is 70% higher than expected



$5 - 10
+70%
$17
2Q20 Target
Recognized

Total Synergies[2] *(Cost Savings + Yield)*

Revised synergy target achieved; expect add'l savings in claims, IT, and other support areas



$60 - 65
$75 - 85
>$85
Initial Target
Revised Target
Recognized

Key Financial Targets Achieved

Metric	Announced Target	Current Status	Achieved Target
Operating Earnings Accretion	Year 1: accretive (ex. VOBA[3]) Year 2: 10%+ accretive	• Operating earnings accretion greater than 20% • Achieving ROE and ROATCE[4] targets	✓
Tangible Book Value Earnback	2yr earnback (static method)	• Tangible book value accretion achieved three quarters after close	✓
Debt / Total Cap.	~22% by 2Q 2019	• 3Q 2019 debt / total capitalization ratio of 16.4%	✓

Infinity acquisition has provided significant value to shareholders

[1] *Based on PIF growth in excess of combined company expectations (S-4)*
[2] *$ in millions;* [3] *Value of business acquired;* [4] *Return on average tangible common equity*

KEMPER

Earnings Call Presentation – 4Q 2019 | 10

Specialty Property & Casualty Insurance Segment[1]

Strong, profitable Specialty P&C growth driven by strong foundations of the operating model

Key Highlights

- 9.0% growth in policies in-force, or 9.3% excluding Classic Collectors, compared to 4Q'18;
  - Growth two points higher than 3Q'19
- 66% of 4Q premium growth outside of California
- YTD As Adj. Underlying Combined ratio of 92.3%
- Commission expense increase drives further premium growth

	Written Premium		Population CAGR	
State Groupings	2019 ($ million)	Growth y/o/y	'16-'19	Est. '20-'30
California	$2,011	8%	0.3%	0.8%
Florida / Texas	$685	13%	1.3%	1.6%
Expansion States	$176	51%	1.0%	1.1%
Other	$55	-	0.3%	0.4%
Total	$2,926	10%		
US				0.6%
Hispanic				1.6%

Key Metrics ($ in millions)	4Q'19	Change to 4Q'18
Earned Premiums	$800	11.4%
U/L Loss & LAE Ratio[2]	74.9%	(120 bps)
U/L Expense Ratio[2]	18.2%	(100 bps)
Policies In-Force (000)	1,820	9.0%
Policies In-Force ex. Classic Collectors (000)	1,782	9.3%

Underlying Combined Ratio[1]



(%)
90.8
92.4
92.1
92.1
93.3
92.7
90.7
92.0
93.1
92.3
4Q18
1Q19
2Q19
3Q19
4Q19
QTD
YTD

Strength of franchise creating value for policyholders and shareholders

[1] As adjusted[2], including legacy Infinity in all prior periods
[2] Non-GAAP financial measure; see reconciliation in appendix on pages 18-26; excludes impact of purchase accounting
Population growth sources include U.S. Census Bureau and The Association Institute

KEMPER Earnings Call Presentation – 4Q 2019 | 11

Preferred Property & Casualty Insurance Segment Efforts to bring the Preferred segment to target profitability are ongoing Key Highlights • Underlying combined ratio increased 150 basis points to 95.3% for the year - Auto underlying combined ratio remains elevated as we continue to reposition the business to achieve profitability; loss ratio improvement focused on product/underwriting and segmentation enhancements - Successful broad repositioning hindered by TX and NY Prime new business through early 4Q’19 - Home & Other underlying loss ratio increased due to non-catastrophe large losses Key Metrics Change ($ in millions) 4Q’19 to 4Q’18 Underlying Combined Ratio¹ Home & Other 104.6 104.5 (%) 99.7 100.4 100.2 Earned Premiums $68 (7.6%) 89.6 83.0 85.7 82.9 79.0 Policies In-Force (000) 236 (6.4%) Auto Earned Premiums $117 1.7% 4Q18 1Q19 2Q19 3Q19 4Q19 Policies In-Force (000) 248 (3.1%) Auto Home & Other Business repositioning continues ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 18-26 Earnings Call Presentation – 4Q 2019 12

Life & Health Insurance Segment Life & Health Segment demonstrated stable earnings and continued modest premium growth Key Highlights • Earned premiums grew 2.5% driven by continued focus on enhancements to distribution capabilities and process improvements • Refinement of CEI estimate had a $5 million after-tax favorable impact on Life results Revenues1 Key Metrics Change ($ in millions) 4Q’19 to 4Q’18 $209 $212 $215 $211 $213 L&H (MM) $52 $52 $53 $50 $52 Net Operating Income $28.9 113% Life $157 $160 $162 $161 $161 Face Value of In-Force $19,608 0.2% Policies In-Force (000) 3,448 (2.6%) 4Q18 1Q19 2Q19 Q319 Q419 Earned Premiums Net Investment Income Provides diversified cash flow generation ¹ Excludes other income Earnings Call Presentation – 4Q 2019 13

Appendix Earnings Call Presentation – 4Q 2019 14

A Leading Specialized Insurer

Taking advantage of a diversified portfolio of niche businesses….

KEMPER

Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911

~$13B	~6.4M	~30,000	~8,900
Assets	Policies	Agents/Brokers	Employees

KEMPER Auto

Specialty P&C insurance providing personal and commercial automobile insurance products

KEMPER Personal Insurance

Preferred personal lines insurance providing preferred automobile, homeowners and other personal insurance products

KEMPER Life & Health

Life and health insurance providing life, supplemental benefits, and other property insurance products

….to create value for all our stakeholders

KEMPER
Earnings Call Presentation – 4Q 2019 | 15

Capital Deployment Priorities Dedicated to being good stewards of capital 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance the business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends Management and capital deployment priorities focused on maximizing shareholder value Earnings Call Presentation – 4Q 2019 16

2020 Reinsurance Program Both programs were renewed with no significant change Catastrophe Reinsurance Program (Multi-Year) Aggregate Catastrophe Program • Same coverage as 2019 program 1-Year Term Placed 1/1/20 • Intended to reduce volatility from high- $25M xs $250M 95% Placed frequency, low severity events • Coverage 3-Year Term 3-Year Term 3-Year Term – $50 million in excess of $60 million Placed 1/1/18 Placed 1/1/19 Placed 1/1/20 5% Retention – $500k deductible per storm $100M xs $150M $100M xs $150M $100M xs $150M – Perils: All perils, excluding named storms 31.67% Placed 31.67% Placed 31.67% Placed (e.g., hurricanes) and earthquakes of $225M $225M of – Covered Line: Property, Fire and Dwelling Retention 3-Year Term 3-Year Term 3-Year Term xs Placed 1/1/18 Placed 1/1/19 Placed 1/1/20 $50M 2020 Aggregate Catastrophe $100M xs $50M $100M xs $50M $100M xs $50M Reinsurance Program 31.67% Placed 31.67% Placed 31.67% Placed Retention 100% of first $50M • Policy placed at 1/1/20 similar to prior three years • Total coverage: 95% of $225 million excess of $50 million Earnings Call Presentation – 4Q 2019 17

Non-GAAP Financial Measures

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

	For the Periods Ended									
	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18	1Q'18	2017	2016
Book Value Per Share	$ 59.59	$ 58.43	$ 55.34	$ 51.13	$ 47.10	$ 47.33	$ 39.68	$ 40.05	$ 41.11	$ 38.52
Less: Net Unrealized Gains on Fixed Maturities Per Share	(6.51)	(6.92)	(5.52)	(3.72)	(1.70)	(1.67)	(2.83)	(3.70)	(5.54)	(3.52)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities	$ 53.08	$ 51.51	$ 49.82	$ 47.41	$ 45.40	$ 45.66	$ 36.85	$ 36.35	$ 35.57	$ 35.00
Less: Goodwill	(16.72)	(16.71)	(16.74)	(17.12)	(17.18)	(16.85)	(6.26)	(6.27)	(6.28)	(6.30)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill	$ 36.36	$ 34.80	$ 33.08	$ 30.29	$ 28.22	$ 28.81	$ 30.59	$ 30.08	$ 29.29	$ 28.70

KEMPER
Earnings Call Presentation – 4Q 2019 | 18

Non-GAAP Financial Measures Return on Equity For the Periods Ended 4Q'19 3Q'19 2Q'19 1Q'19 4Q'18 3Q'18 2Q'18 1Q'18 2017 2016 Rolling 12 Month Return on Average Shareholders' Equity (5 Point Avg) 14.8% 12.1% 12.4% 10.8% 7.7% 9.7% 8.5% 8.5% 5.9% 0.8% Less: Net Unrealized Gains on Fixed Maturities 1.5% 1.0% 0.9% 0.6% 0.6% 0.9% 1.0% 1.1% 0.7% 0.1% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities (5 Point Avg) 16.3% 13.1% 13.3% 11.4% 8.3% 10.6% 9.5% 9.6% 6.6% 0.9% Less: Goodwill 8.4% 7.2% 6.6% 5.2% 3.1% 3.1% 2.0% 2.0% 1.4% 0.2% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities and Goodwill (5 Point Avg) 24.7% 20.3% 19.9% 16.6% 11.4% 13.7% 11.5% 11.6% 8.0% 1.1% ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 4Q 2019 19

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 4Q 2019 20

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, net impairment losses recognized in earnings related to investments, and acquisition related transaction, integration and other costs included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	4Q19	3Q19	2Q19	1Q19	4Q18
Income from Continuing Operations - Diluted	$ 1.85	$ 1.91	$ 1.84	$ 2.35	$ 0.08
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	(0.46)	(0.11)	(0.30)	(0.77)	0.92
Net Realized Gains on Sales of Investments	(0.03)	(0.02)	(0.25)	(0.19)	(0.20)
Net Impairment Losses Recognized in Earnings	0.02	0.02	0.08	0.04	0.02
Acquisition Related Transaction, Integration and Other Costs	0.07	0.06	0.01	0.07	0.09
Loss from Early Extinguishment of Debt	-	0.07	-	-	-
Adj. Consolidated Net Operating Income - Diluted	$ 1.45	$ 1.93	$ 1.38	$ 1.50	$ 0.91

KEMPER

Earnings Call Presentation – 4Q 2019 | 21

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 4Q 2019 22

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	4Q19	3Q19	2Q19	1Q19	4Q18
Specialty P&C Insurance					
Combined Ratio as Reported	93.8%	91.6%	93.5%	89.3%	94.6%
Current Year Catastrophe Loss and LAE Ratio	(0.5%)	(0.3%)	(0.6%)	(0.1%)	(0.1%)
Prior Years Non-Catastrophe Losses and LAE	0.5%	0.5%	1.1%	2.5%	0.0%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	93.8%	91.8%	94.0%	91.7%	94.5%
Preferred P&C Insurance					
Combined Ratio as Reported	97.5%	92.4%	103.1%	102.7%	103.9%
Current Year Catastrophe Loss and LAE Ratio	(6.4%)	(6.2%)	(12.0%)	(8.9%)	(11.3%)
Prior Years Non-Catastrophe Losses and LAE	3.8%	0.6%	2.3%	2.7%	1.6%
Prior Years Catastrophe Losses and LAE Ratio	1.7%	8.1%	0.5%	(0.5%)	0.4%
Underlying Combined Ratio	96.6%	94.9%	93.9%	96.0%	94.6%
Preferred Auto					
Combined Ratio as Reported	103.4%	101.5%	98.7%	100.8%	103.0%
Current Year Catastrophe Loss and LAE Ratio	(1.3%)	(1.8%)	(1.4%)	(2.2%)	(0.3%)
Prior Years Non-Catastrophe Losses and LAE	2.4%	0.4%	3.1%	1.0%	1.9%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.1%	0.0%	0.1%	0.0%
Underlying Combined Ratio	104.5%	100.2%	100.4%	99.7%	104.6%
Preferred Home & Other					
Combined Ratio as Reported	87.0%	77.1%	110.5%	105.7%	105.3%
Current Year Catastrophe Loss and LAE Ratio	(15.3%)	(13.7%)	(29.6%)	(20.1%)	(28.5%)
Prior Years Non-Catastrophe Losses and LAE	6.3%	0.8%	0.8%	5.6%	1.1%
Prior Years Catastrophe Losses and LAE Ratio	4.9%	21.5%	1.3%	(1.6%)	1.1%
Underlying Combined Ratio	82.9%	85.7%	83.0%	89.6%	79.0%

KEMPER
Earnings Call Presentation – 4Q 2019 | 23

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For the three months ended September 30, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended September 30, 2018, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Three Months Ended 31-Dec-19 31-Dec-18 Net Income Kemper - GAAP As Reported $ 124.7 $ 6.5 Less: Impact of Purchase Accounting (4.4) (20.5) As Adjusted 1 $ 129.1 $ 27.0 As Adjusted 1 - Per Diluted Share $ 1.92 $ 0.41 Adjusted Consolidated Net Operating Income (Loss)1 Kemper $ 97.9 $ 59.9 Less: Impact of Purchase Accounting (4.4) (20.5) As Adjusted 1 $ 102.3 $ 80.4 As Adjusted 1 - Per Diluted Share $ 1.52 $ 1.23 Earnings Call Presentation – 4Q 2019 24

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

	Three Months Ended				
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 799.7	$ 783.4	$ 766.0	$ 729.3	$ 717.8
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 599.5	$ 579.4	$ 579.2	$ 544.3	$ 530.3
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE	0.8	0.8	1.2	1.5	1.9
As Adjusted [1]	$ 598.7	$ 578.6	$ 578.0	$ 542.8	$ 528.4
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 150.7	$ 139.2	$ 140.9	$ 124.8	$ 148.0
Less: Impact of Purchase Accounting	5.2	7.3	4.4	(3.9)	24.5
As Adjusted [1]	$ 145.5	$ 131.9	$ 136.5	$ 128.7	$ 123.5
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	74.9%	73.9%	75.5%	74.4%	73.6%
As Adjusted [1] Expense Ratio	18.2%	16.8%	17.8%	17.6%	17.2%
As Adjusted [1] Underlying Combined Ratio	93.1%	90.7%	93.3%	92.1%	90.8%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018.

KEMPER

Earnings Call Presentation – 4Q 2019 | 25

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Specialty Personal Automobile Insurance Three Months Ended 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 Earned Premiums Kemper Specialty Auto - GAAP As Reported $ 733.1 $ 719.2 $ 703.7 $ 669.6 $ 660.5 Current Year Non-CAT Losses and LAE Kemper Specialty Auto - GAAP As Reported $ 557.5 $ 538.2 $ 537.0 $ 498.8 $ 492.0 Less: Impact of Purchase Accounting Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE 0.6 0.6 0.9 1.3 1.5 As Adjusted 1 $ 556.9 $ 537.6 $ 536.1 $ 497.5 $ 490.5 Insurance Expenses Kemper Specialty Auto - GAAP As Reported $ 138.1 $ 128.4 $ 128.9 $ 114.7 $ 132.5 Less: Impact of Purchase Accounting 4.5 6.4 3.9 (2.5) 21.8 As Adjusted 1 $ 133.6 $ 122.0 $ 125.0 $ 117.2 $ 110.7 As Adjusted 1 Underlying Combined Ratio As Adjusted 1 Underlying Loss & LAE Ratio 76.0% 74.7% 76.2% 74.3% 74.3% As Adjusted 1 Expense Ratio 18.2% 17.0% 17.8% 17.5% 16.8% As Adjusted 1 Underlying Combined Ratio 94.2% 91.7% 93.9% 91.8% 91.0% ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 4Q 2019 26